Exhibit 10.24

Consent Letter

Xueling Li, Bin Zhao and Jin Cao (the “Pledgor”) have entered into an Equity Interest Pledge Agreement (the “Agreement”), respectively, with Duowan Entertainment Information Technology (Beijing) Company Limited (the “Beijing Duowan”) on July 1, 2011, to pledge their respective equity interests in Beijing Tuda Science and Technology Company Limited (the “Beijing Tuda”) to Beijing Duowan. Pledgors have reached irrevocable agreement:

1. Beijing Duowan and Beijing Tuda entered into a confirmation letter to the Exclusive Business Cooperation Agreement on November 10, 2011.

2. Beijing Duowan and Beijing Tuda entered into a Supplementary Agreement to the Exclusive Business Cooperation Agreement on November 10, 2011.

3. Beijing Duowan and Beijing Tuda entered into a confirmation letter to the Exclusive Technology Support and Technology Services Agreement on November 10, 2011.

4. Beijing Duowan and Beijing Tuda entered into a Supplementary Agreement to the Exclusive Technology Support and Technology Services Agreement on November 10, 2011.

5. The confirmation letters and supplementary agreements above shall not affect the effect of the Agreement. Pledgors shall continue to comply with and perform the obligations in their respective Agreements.

Xueling Li

Signature:	/s/ Xueling Li

Bin Zhao

Signature:	/s/ Bin Zhao

Jin Cao
Signature:	/s/ Jin Cao

Date: November 10, 2011

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